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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Seagate Technology, Inc. of our report dated July 16, 1996 (except the first paragraph of the Patent Litigation note as to which the date is July 19, 1996 and the first paragraph of the Business Litigation note as to which the date is July 31, 1996) included in the 1996 Annual Report to Stockholders of Seagate Technology, Inc.

Our audits also included the financial statement schedule of Seagate Technology, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. We did not audit the consolidated financial statements of Conner Peripherals, Inc. and subsidiaries, which statements reflect total assets constituting 32.1% of the related 1995 consolidated financial statement total and which statements reflect net income constituting approximately 19.4% and 33.3% of the related 1995 and 1994 consolidated financial statement totals, respectively. We have been furnished with the report of other auditors with respect to Schedule II of Conner Peripherals, Inc. In our opinion, based on our audits and the report of other auditors, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-43911, 33-50973, 33-39916, 33-56215, 33-34793, 33-64339, 333-
00697, 333-01059), pertaining to the 1991 Incentive Stock Option Plan, the Employee Stock Purchase Plan, the Executive Stock Option Plan of Seagate Technology, Inc., the 1992 Conner Peripherals, Inc. Restricted Stock Plan and the Arcada Holdings, Inc. Stock Option Plan, and in the Registration Statements (Form S-3 No. 33-55249, 33-56027) of Seagate Technology, Inc. and in the related prospectus, of our report dated July 16, 1996, (except the first paragraph of the Patent Litigation note as to which the date is July 19, 1996 and the first paragraph of the Business Litigation note as to which the date is July 31, 1996) with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Seagate Technology, Inc.


ERNST & YOUNG LLP
San Jose, California
August 20, 1996